Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Third Quarter Fiscal 2017 Results
Revenues of $55.5 million, a 6.3% Increase Compared to Last Year
______________________________________________________________________________

Newton, MA (August 9, 2017). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2017.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2017 results:

“During the quarter ended June 30, 2017, RMR was active assisting its client companies to grow their businesses and simultaneously pursuing our long term goal to diversify revenues.

"During the quarter, one of our managed REITs, Government Properties Income Trust, or GOV, announced its intention to acquire another publicly owned equity REIT, First Potomac Realty Trust, or FPO. Because of the synergies available to our client companies by contracting with RMR for management services, GOV expects to realize material cost savings from the G&A expense historically incurred by FPO.
"Also, during the quarter, RMR was actively engaged in exploring various means to diversify its revenues, including conducting diligence on acquisition opportunities and making initial SEC filings for a new mortgage REIT to be managed by an investment adviser subsidiary of RMR. These initiatives resulted in RMR incurring approximately $1.8 million for legal and the other third party costs.”

Third Quarter Fiscal 2017 Highlights:

•	As of June 30, 2017, The RMR Group Inc. had approximately $27.9 billion of total assets under management.

•	The RMR Group Inc. earned real estate business and property management services revenues for the three months ended June 30, 2017 and 2016 from the following sources (dollars in thousands):

	Three Months Ended June 30,
	2017		2016
Managed REITs	$37,505	84.0%	$34,863	83.3%
Managed Operators	6,556	14.7%	6,716	16.0%
Other	583	1.3%	288	0.7%
Total Management Services Revenues	$44,644	100.0%	$41,867	100.0%

•
For the three months ended June 30, 2017, net income was $17.6 million and net income attributable to The RMR Group Inc. was $6.9 million, or $0.43 per share, compared to net income of $17.4 million and net income attributable to The RMR Group Inc. of $6.7 million, or $0.42 per share, for the three months ended June 30, 2016.

•
For the three months ended June 30, 2017, Adjusted EBITDA was $27.4 million and Adjusted EBITDA Margin was 57.2%, compared to Adjusted EBITDA of $26.1 million and Adjusted EBITDA Margin of 58.3% for the three months ended June 30, 2016. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues and do not include incentive business management fees earned, if any.

•	As of June 30, 2017, The RMR Group Inc. had cash and cash equivalents of $137.7 million and no indebtedness.

Summary Results for the Quarter Ended June 30, 2017:

Total revenues for the quarter ended June 30, 2017 increased 6.3% to $55.5 million from $52.2 million for the same period in 2016. Net income attributable to The RMR Group Inc. for the quarter ended June 30, 2017 was $6.9 million, or $0.43 per share, compared to net income attributable to The RMR Group Inc. of $6.7 million, or $0.42 per share, for the quarter ended June 30, 2016. Net income attributable to The RMR Group Inc. for the quarter ended June 30, 2017 includes $1.8 million, or $0.04 per share, of transaction and acquisition related costs.

Net income attributable to The RMR Group Inc. for the quarter ended June 30, 2017, also includes $0.7 million, or $0.01 per share, of charges to general and administrative expenses as a result of The RMR Group Inc. being the victim of a criminal fraud that law enforcement authorities refer to as business email compromise fraud that caused funds to be sent to what was believed to be, but in fact was not, a legitimate business account. As a result of this fraud, The RMR Group LLC lost $0.6 million of funds and incurred additional expenses of $0.1 million for the quarter ending June 30, 2017. The RMR Group LLC is working with law enforcement authorities and the banks involved to pursue recovery of these misdirected funds. It is unknown at this time whether any of these funds will be recovered.

Net income attributable to The RMR Group Inc. for the quarter ended June 30, 2016 includes $1.5 million, or $0.04 per share, of separation, transaction and acquisition related costs.

Adjusted EBITDA for the quarter ended June 30, 2017 was $27.4 million compared to Adjusted EBITDA of $26.1 million for the quarter ended June 30, 2016.

Summary Results for the Nine Months Ended June 30, 2017:

Total revenues for the nine months ended June 30, 2017 were $215.1 million, including $52.4 million of incentive business management fees, compared to $210.7 million, including $62.3 million of incentive business management fees, for the nine months ended June 30, 2016. Net income attributable to The RMR Group Inc. for the nine months ended June 30, 2017 was $37.3 million, or $2.31 per share, compared to $29.9 million, or $1.87 per share, for the nine months ended June 30, 2016. Adjusted EBITDA for the nine months ended June 30, 2017 was $80.1 million compared to $72.8 million for the nine months ended June 30, 2016.

Reconciliations to GAAP:

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin appear later in this press release. Also, comparisons of The RMR Group Inc.'s revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, net income and net income attributable to The RMR Group Inc. for the three and nine months ended June 30, 2017 to the three and nine months ended June 30, 2016 are presented later in this press release.

Total Assets Under Management:

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed REITs, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company and managed assets of RMR Real Estate Income Fund, plus (iv) the contributed capital and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements. For information on the calculation of assets under management of the Managed REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.'s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter ended June 30, 2017 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 16, 2017. To access the replay, dial (412) 317-0088. The replay pass code is 10110435. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal third quarter ended June 30, 2017 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of June 30, 2017, The RMR Group LLC had approximately $27.9 billion of total assets under management, including more than 1,400 properties, and employed over 475 real estate professionals in more than 30 offices throughout the United States; the companies managed by The RMR Group LLC collectively had approximately 53,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
THIS PRESS RELEASE STATES THAT ONE OF RMR'S MANAGED REITS, GOV, HAS ANNOUNCED ITS INTENTION TO ACQUIRE FPO. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS, INCLUDING THE APPROVAL OF AT LEAST A MAJORITY OF FPO’S COMMON SHAREHOLDERS. ACCORDINGLY, THIS TRANSACTION MAY NOT BE CONSUMMATED OR IT MAY BE DELAYED,

•
THIS PRESS RELEASE STATES THAT GOV EXPECTS TO REALIZE MATERIAL COST SAVINGS FROM THE G&A EXPENSE HISTORICALLY INCURRED BY FPO. THE G&A EXPENSE INCREASE WHICH GOV WILL INCUR IF AND AFTER IT ACQUIRES FPO WILL INCLUDE COSTS OTHER THAN THE FEES GOV PAYS RMR. ALSO, GOV'S FUTURE FEES TO RMR MAY INCLUDE INCENTIVE FEES WHICH CAUSE ANY INCREASED G&A EXPENSE TO EXCEED FPO'S HISTORICAL G&A EXPENSES. ACCORDINGLY, IF GOV'S ACQUISITION OF FPO IS COMPLETED, ANY G&A EXPENSE INCREASE EXPERIENCED BY GOV MAY NOT BE LESS THAN FPO'S HISTORICAL G&A EXPENSES,

•
THE STATEMENTS IN THIS PRESS RELEASE WHICH REFER TO RMR'S MANAGEMENT OF GOV AFTER GOV ACQUIRES FPO MAY IMPLY THAT THE MANAGEMENT FEES RMR EARNS FROM GOV WILL INCREASE. RMR'S FUTURE MANAGEMENT FEES FROM GOV ARE BASED UPON COMPLEX FORMULAS AND THERE IS NO ASSURANCE THAT RMR'S FEES FROM GOV AFTER GOV ACQUIRES FPO WILL INCREASE. THE ADDED COSTS THAT RMR INCURS TO MANAGE AN ENLARGED GOV IF AND AFTER GOV ACQUIRES FPO MAY EXCEED ANY INCREASED FEES RMR RECEIVES, AND RMR MAY NOT REALIZE ANY NET BENEFIT FROM INCREASED FEES GOV PAYS RMR. ALSO, AS A RESULT OF GOV'S ACQUISITION OF FPO, INCENTIVE FEES PAYABLE TO RMR BY GOV MAY BE LESS THAN RMR WOULD REALIZE IF GOV DID NOT ACQUIRE FPO. FOR THESE REASONS, AMONG OTHERS, RMR MAY NOT EXPERIENCE INCREASED REVENUES OR IMPROVED EARNINGS AS A RESULT OF GOV'S ACQUISITION OF FPO, BUT RMR MAY INCUR LOSSES,

•
THIS PRESS RELEASE REFERS TO RMR'S CONDUCTING DILIGENCE AND INCURRING LEGAL AND OTHER THIRD PARTY COSTS TO EXPLORE ACQUISITION OPPORTUNITIES TO DIVERSIFY RMR'S REVENUES. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EFFORTS AND EXPENSE WILL RESULT IN THE RMR GROUP MAKING ANY ACQUISITIONS WHICH WILL DIVERSIFY ITS REVENUES, AND THE EFFORTS AND EXPENSES INCURRED BY RMR TO INVESTIGATE POTENTIAL ACQUISITIONS MAY BE LOST. ALSO, ONE OR MORE OF RMR'S EXISTING CLIENT CONTRACTS MAY BE TERMINATED AND RMR'S REVENUES MAY BECOME LESS DIVERSE THAN THEY ARE AT PRESENT,

•
THIS PRESS RELEASE REFERENCES THE FACT THAT RMR HAS MADE INITIAL SEC FILINGS FOR A NEW MORTGAGE REIT TO BE MANAGED BY AN INVESTMENT ADVISER SUBSIDIARY OF THE RMR GROUP. CREATING A NEW MORTGAGE REIT THAT WILL BE PUBLICLY OWNED INVOLVES COMPLEX, EXPENSIVE AND TIME CONSUMING PROCESSES. ALSO, THE SUCCESS OF THIS PROJECT WILL DEPEND LARGELY UPON MARKET CONDITIONS IF AND AFTER THE OFFERING OF SECURITIES BY THE NEW MORTGAGE REIT PROCEEDS, AND MARKET CONDITIONS ARE

BEYOND RMR'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT A NEW MORTGAGE REIT WILL BE CREATED AND IT IS POSSIBLE THAT THE EXPENSES AND EFFORTS THAT RMR HAS DEVOTED TO CREATING THIS NEW REIT MAY BE LOST, AND

•
THE RMR GROUP INC. WAS THE VICTIM OF A BUSINESS EMAIL COMPROMISE CRIMINAL FRAUD WHICH RESULTED IN IT DIRECTING FUNDS TO A WRONG ACCOUNT AND INCURRING A LOSS OF $0.6 MILLION AS A RESULT. THE RMR GROUP INC. IS WORKING WITH LAW ENFORCEMENT AUTHORITIES AND THE BANKS INVOLVED TO PURSUE RECOVERY OF THESE MISDIRECTED FUNDS. IT IS UNCLEAR WHETHER THE RMR GROUP INC. WILL RECOVER ANY OF THESE FUNDS.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Revenues
Management services	$44,644	$41,867	$183,036	$182,940
Reimbursable payroll and related costs	9,839	9,744	29,023	25,993
Advisory services	1,019	600	3,033	1,741
Total revenues	55,502	52,211	215,092	210,674
Expenses
Compensation and benefits	24,769	22,719	72,550	65,584
Separation costs	—	1,195	—	1,358
General and administrative	8,539	6,110	21,526	19,110
Depreciation and amortization	467	349	1,550	1,333
Total expenses	33,775	30,373	95,626	87,385
Operating income	21,727	21,838	119,466	123,289
Interest and other income	402	68	1,059	144
Income before income tax expense and equity in earnings (loss) of investee	22,129	21,906	120,525	123,433
Income tax expense	(4,528)	(4,504)	(24,811)	(19,904)
Equity in earnings (loss) of investee	4	—	(161)	—
Net income	17,605	17,402	95,553	103,529
Net income attributable to noncontrolling interest	(10,748)	(10,704)	(58,303)	(73,663)
Net income attributable to The RMR Group Inc.	$6,857	$6,698	$37,250	$29,866

Weighted average common shares outstanding - basic	16,037	16,008	16,029	16,003
Weighted average common shares outstanding - diluted	16,058	16,008	16,044	16,003

Net income attributable to The RMR Group Inc. per common share - basic	$0.43	$0.42	$2.32	$1.87
Net income attributable to The RMR Group Inc. per common share - diluted	$0.43	$0.42	$2.31	$1.87

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of EBITDA and Adjusted EBITDA:
Net income	$17,605	$17,402	$95,553	$103,529
Plus: income tax expense	4,528	4,504	24,811	19,904
Plus: depreciation and amortization	467	349	1,550	1,333
EBITDA	22,600	22,255	121,914	124,766
Plus: other asset amortization	2,354	2,354	7,062	7,062
Plus: operating expenses paid in The RMR Group Inc.'s common shares	146	—	1,021	257
Plus: separation costs	—	1,195	—	1,358
Plus: transaction and acquisition related costs	1,760	327	2,453	1,640
Plus: business email compromise fraud costs	685	—	685	—
Less: certain other net adjustments	(101)	—	(604)	—
Less: incentive business management fees earned	—	—	(52,407)	(62,263)
Adjusted EBITDA	$27,444	$26,131	$80,124	$72,820

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any
incentive business management fees)(2)	$48,017	$44,821	$140,724	$129,480
Adjusted EBITDA	$27,444	$26,131	$80,124	$72,820
Adjusted EBITDA Margin	57.2%	58.3%	56.9%	56.2%

(1)
    EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as income tax, depreciation and amortization, incentive business management fees, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, separation costs, transaction and acquisition related costs, business email compromise fraud costs and certain other net adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. or operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the ongoing or base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended June 30, 2017 and 2016 and $7,062 for each of the nine months ended June 30, 2017 and 2016, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $52,407 and $62,263 that The RMR Group Inc. recognized under GAAP pursuant to such contracts during the nine months ended June 30, 2017 and 2016, respectively, for the calendar years 2016 and 2015, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	September 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$137,711	$65,833
Due from related parties	27,027	24,862
Prepaid and other current assets	8,307	4,690
Total current assets	173,045	95,385

Furniture and equipment	4,572	5,024
Leasehold improvements	1,094	1,077
Capitalized software costs	3,786	4,250
Total property and equipment	9,452	10,351
Accumulated depreciation	(6,123)	(6,549)
	3,329	3,802
Due from related parties, net of current portion	7,278	7,754
Equity method investment	208	—
Goodwill	1,859	2,295
Intangible assets, net of amortization	608	1,085
Deferred tax asset	43,332	45,819
Other assets, net of amortization	174,329	181,391
Total assets	$403,988	$337,531

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$41,209	$20,579
Total current liabilities	41,209	20,579
Long term portion of deferred rent payable, net of current portion	975	778
Amounts due pursuant to tax receivable agreement, net of current portion	62,029	62,029
Employer compensation liability, net of current portion	7,278	7,754
Total liabilities	111,491	91,140

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,094,510 and
15,082,432 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	95,267	94,266
Retained earnings	81,793	44,543
Cumulative other comprehensive income	83	83
Cumulative common distributions	(29,274)	(17,209)
Total shareholders’ equity	147,900	121,714
Noncontrolling interest	144,597	124,677
Total equity	292,497	246,391
Total liabilities and equity	$403,988	$337,531

[END]